UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2026

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market
8.250% Notes due 2028	NMFCZ	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement..

On March 12, 2026, New Mountain Finance Corporation (the “Company”) entered into the Fifteenth Amendment and Waiver to Loan and Security Agreement (the “Fifteenth Amendment”), which amended the Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (together with the exhibits and schedules thereto, the “Loan and Security Agreement”), by and among New Mountain Finance Holdings, L.L.C., as borrower, the Company, as collateral manager, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and a lender, the lenders party thereto from time to time, and Wells Fargo, as collateral custodian. Unless otherwise indicated, the terms used below have the meanings ascribed in the Loan and Security Agreement.

The Fifteenth Amendment amended the Loan and Security Agreement to, among other things, (i) extend the Revolving Period End Date from March 2028 to March 2029; (ii) extend the Facility Maturity Date from March 2030 to March 2031; and (iii) reduce the Applicable Spread used to determine the per annum interest rate applicable to 1.85% from 1.95%.

The description above is qualified in its entirety by reference to the copy of the Fifteenth Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2026.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 10, 2026, the Company completed its previously announced sale of approximately $468.0 million, as adjusted for partial paydowns post February 21, 2026, of assets held by the Company and its wholly-owned subsidiary, New Mountain Finance Holdings, L.L.C., at 94% of the fair value of such assets as of December 31, 2025 (the “Asset Sale”). The Asset Sale was completed pursuant to a definitive agreement, dated February 21, 2026, by and between the Company, as seller, and Eagle Credit CV, L.P., Eagle Credit Holdings SPV, L.P. and Eagle Credit Sub Blocker L.P. as purchasers (the “Purchaser”), pursuant to which the Purchaser acquired full or partial investments in fifteen of the Company’s portfolio companies.

The unaudited pro forma consolidated financial statements of the Company as of December 31, 2025, after giving effect to the Asset Sale (the “Pro Forma Financial Statements”), are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated into this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The Pro Forma Financial Statements are attached to this Current Report on Form 8-K as Exhibit 99.1 and are incorporated into this Item 9.01(b) by reference. The Pro Forma Financial Statements are presented for informational purposes only. The Pro Forma Financial Statements are not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Asset Sale been consummated as of the date indicated therein. In addition, the Pro Forma Financial Statements do not purport to project the impact of the Asset Sale on the Company’s future financial position or operating results.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements of New Mountain Finance Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Eric Kane
Name:	Eric Kane
Title:	Corporate Secretary

Date: March 13, 2026

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